EXHIBIT 99.1

Vitality Biopharma Announces Corporate Updates and Completion of an SEC Examination

-	Company appoints two new directors including the Hon. Edward Feighan as new Chairman of the Board

LOS ANGELES, CA – (MARKETWIRED – November 21, 2018) -- Vitality Biopharma, Inc. (OTCQB: VBIO) (“Vitality Biopharma”, “Vitality”, or the “Company”), a corporation dedicated to the development of cannabinoid prodrug pharmaceuticals, and to unlocking the power of cannabinoids for the treatment of serious neurological and inflammatory disorders, today announced corporate updates, the appointment of two new directors including a new Chairman of the Board, and the completion of an SEC examination.

COMPLETION OF $8.5 MILLION CAPITAL RAISE

On October 22, 2018, the Company closed an $8.5 million equity financing round. The proceeds from this financing will be used for general working capital, the continued development of cannabinoid-based drugs, and the entirely new launch of specialty care treatment centers focused on treatment of chronic pain and reduction of opioid dependence, including through use of cannabinoids as an alternative to opiate painkillers.

This financing is intended to support the Company’s operations through 2020, including the initiation of multiple Phase 2 clinical trials for our cannabinoid-based drugs and the launch of our new specialty care clinical network focused on opiate reduction. Investors in this round of financing purchased Vitality common stock at a price of $1.50 per share and also received a 5-year warrant to purchase an equal number of additional shares of Vitality common stock at a price of $3.00 per share. Further information regarding this transaction can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission on October 23, 2018.

APPOINTMENT OF NEW DIRECTORS AND A NEW CHAIRMAN OF BOARD

The Company is announcing that two new independent board members have joined the Company’s Board of Directors, as well as the appointment of the Hon. Edward Feighan as the Chairman of the Board. Effective November 15, 2018, the Board of Directors increased the size of the Board from three (3) to five (5) directors and appointed Hon. Edward Feighan and Mr. Michael Cavanaugh as directors to fill the vacancies on the Board created by the increase in the size of the Board, each to serve until the next annual meeting of the Company’s stockholders and thereafter until his respective successor has been duly elected and qualified, or until his earlier resignation or removal.

Mr. Feighan served ten years (1983-1993) as a Member of the United States House of Representatives. He was the co-founder of Century Business Services, Inc. (NYSE: CBZ) with partners Wayne Huizenga and Michael DeGroote, and served as its initial CEO. In 2004, Mr. Feighan led the IPO of ProCentury Insurance (NASDAQ: PROS) which was acquired by another publicly-traded insurance group in 2008. Mr. Feighan earned his law degree from Cleveland State University in 1978. The Board believes Mr. Feighan’s extensive operational and executive experience with growth companies pursuing business combination transactions, as well as his corporate financing, regulatory and public service experience, will provide the Company with a valuable voice and perspective as the Company continues to develop its business and grow its operations.

Mr. Cavanaugh is currently the Chief Investment Officer of Tower 1, an investment firm focused on private and public investments in a variety of industries. During 2018, Mr. Cavanaugh served as Managing Director and Chief Financial Officer of Kaulig Companies, a single member family office with interests in private equity, real estate and wealth management. From 2016 to 2018, Mr. Cavanaugh was a Managing Director of Conway MacKenzie, a national turnaround consulting firm, where he established and managed the firm’s Cleveland office. From 2006 to 2009 and 2011 to 2015, Mr. Cavanaugh was an executive with Resilience Capital Partners, a private equity firm focused on special situation control equity investments, where he served in several capacities, including as a Partner and member of the firm’s Investment Committee and as an officer and director of numerous portfolio companies. From 1996 to 1999, Mr. Cavanaugh was an investment banker and special situation investor with Merrill Lynch. Mr. Cavanaugh received a B.A. from Columbia University in 1996, an M.B.A. from the University of Michigan Business School in 2003 and a J.D. from the University of Michigan Law School in 2003. Mr. Cavanaugh is an Attorney, Chartered Financial Analyst (CFA) Charterholder, Certified Public Accountant (CPA), Accredited in Business Valuation (ABV) and Certified Turnaround Professional (CTP). The Board believes Mr. Cavanaugh’s extensive finance, legal and corporate governance experience and expertise will be valuable to the Company as it continues to develop its business and grow its operations.

COMPLETION OF SEC EXAMINATION

The Company has previously reported its cooperation with a combined SEC private investigation and Section 8 (e) examination with respect to a registration statement the Company filed in 2016. The Company understands that the SEC’s concerns related to potential undisclosed control persons or the beneficial ownership of certain of its shareholders. Although the private investigation related to this matter is still ongoing, on November 14, 2018, the SEC staff informed the Company in writing that they have terminated their Section 8(e) examination of this registration statement without recommending a stop order with respect to the registration statement.

To the Company’s knowledge, and except as filed with the SEC, there are no undisclosed persons or entities that currently possess concentrated positions of 5% or more of the Company’s outstanding common stock. This knowledge is based solely on an internal review of historical trading activity reports available to the Company dating back to 2015.

On Wednesday, November 21, 2018, after a multi-day trading suspension, the Company’s common stock will resume trading with limited liquidity on the “grey market”. The Company is actively pursuing the resumption of ordinary course trading status on the OTCQB or a national exchange.

“It’s the dawn of a new era at Vitality,” said Robert Brooke, CEO & Co-founder of the Company. “We are a highly motivated and mission-driven team developing therapeutics and treatment regimens that could soon be used across the U.S. to combat the opiate epidemic. While the recent SEC action was unfortunate, we are intent to not allow this event to detract from our team’s important work and mission.”

“I have great confidence in the vision and talent of the Vitality team,” commented Mr. Feighan, “and I believe Vitality is at the forefront of a major new industry providing cannabinoid-based medical solutions.”

About Vitality Biopharma (OTCQB: VBIO)

Vitality Biopharma is dedicated to unlocking the power of cannabinoids for the treatment of serious neurological and inflammatory disorders. The Company’s operations include federally-compliant cannabinoid drug development and the launch of a specialty care treatment network in the United States focused on the reduction of opioid dependence. For more information, visit: www.vitality.bio. Follow us on Facebook, Twitter and LinkedIn.

Contact

Vitality Biopharma

Investor Relations

info@vitality.bio

1-530-231-7800

www.vitality.bio

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, use of proceeds from $8.5M financing, continuing SEC private investigation, resumption of trading of the Company’s common stock on the OTCQB or national exchange, and therapies and treatment regimens to treat the opiate epidemic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.